Exhibit 3.  Articles of Incorporation and Bylaws.


  The Amendments to the Articles of Incorporation of The Rouse
    Company adopted May 26, 1988 and the Amended and Restated Articles of Incorporation of The Rouse Company, dated May 27, 1988, are incorporated by reference from the Exhibits to the Company's Form 10-K Annual Report for the fiscal year ended December 31, 1988.

  The Articles of Amendment to the Amended and Restated Articles of Incorporation of The Rouse Company, which Articles of Amendment were effective January 10, 1991, are incorporated by reference from the Exhibits to the Company's Form 10-K Annual Report for the fiscal year ended December 31, 1990.

  The Articles Supplementary to the Charter of The Rouse Company, dated February 17, 1993, are incorporated by reference from the Exhibits to the Company's Form 10-K Annual Report for the fiscal year ended December 31, 1992.

  All documents referred to above may be found in Commission file number 0-1743.

  The following documents are attached:

    A.  Amendments to the Bylaws of The Rouse Company adopted
        March 4, 1994; and

    B.  Bylaws of The Rouse Company as amended March 4, 1994.

                               THE ROUSE COMPANY

                  Amendments to  Bylaws adopted March 4, 1994

     1. ARTICLE I, SECTION 1 is amended to read as follows:

     "The Annual Meeting of Stockholders of the Corporation shall be held in each year on such date during the month of May as may be fixed as by the Board of Directors."

     2. ARTICLE XII is amended by deleting the last sentence, such that ARTICLE XII, as amended, reads as follows:

     "Except as otherwise provided by law or by the charter, these By-Laws may be altered, amended, or added to by the Board of Directors at any regular meeting of the Board of Directors, or at any special meeting thereof called for the purpose, provided, in each instance, ten days written notice of the proposed alteration, amendment,or addition is given."

                                                        As amended March 4, 1994



                                     BYLAWS

                                       OF

                               THE ROUSE COMPANY

                                   ARTICLE I

                                  Stockholders
                                  ------------


     SECTION 1. The Annual Meeting of Stockholders of the Corporation shall be held in each year on such date during the month of May as may be fixed by the Board of Directors.


     SECTION 2. At any time in the interval between annual meetings, special meetings of stockholders may be called by the Chief Executive Officer or by a majority of the Board of Directors, upon ten days' written or printed notice, stating the place, day and hour of such meeting and the business proposed to be transacted thereat. Such notice shall be given in the manner provided in
Section 1 of Article X. No business shall be transacted at any special meeting except that named in the notice.


     SECTION 3. Upon the request in writing, delivered to the Chief Executive Officer or Secretary, by the holders of not less than twenty-five per cent of all shares outstanding and entitled to vote, it shall be the duty of such Chief Executive Officer or Secretary to call forthwith a special meeting of the Stockholders.


     SECTION 4. At any special meeting of the stockholders called in the manner provided for by this Article, any director or directors may by a vote of a majority of all shares of stock outstanding and entitled to vote be removed from office, and another or others appointed in his or their places to serve for the remainder of his or their terms.


     SECTION 5. At all meetings of stockholders any stockholder shall be entitled to vote by proxy. Such proxy shall be in writing and dated but need not be sealed, witnessed or acknowledged.

     SECTION 6. If at any annual or special meeting of stockholders a quorum shall fail to attend, a majority in interest attending in person or by proxy may adjourn the meeting from time to time, not exceeding sixty days in all, and thereupon any business may be transacted which might have been transacted at the meeting originally called had the same been held at the time so called.

     SECTION 7. At all meetings of stockholders, the proxies shall be filed with and be verified by the Secretary of the Corporation, of if the meeting shall so decide, by the Secretary of the meeting.

     SECTION 8. All meetings of the stockholders may be held within or without the State of Maryland at any office of the Corporation, or at such other lawful place as may be designated in the notice of the meeting.

     SECTION 9. ORDER OF BUSINESS. At all meetings of stockholders, any stockholder present and entitled to vote in person or by proxy shall be entitled to require, by written request to the Chairman of the meeting, that the order of business shall be as follows:

     (1)  Organization.

     (2) Proof of notice of meeting or of waivers thereof. (The certificate of the Secretary of the Corporation, or the affidavit of any other person who mailed the notice, or caused the same to be mailed, being proof of service by mail.)

     (3) Submission by Secretary, or by Inspectors, of list of stockholders entitled to vote, present in person or by proxy.

     (4) If an annual meeting, or a meeting called for that purpose, reading of minutes of preceding meetings, and action thereon.

     (5)  Reports.

     (6) If an annual meeting, or a meeting called for that purpose, the nomination and election of directors.

     (7)  Unfinished business.

     (8)  New business.

     (9)  Adjournment.

                                   ARTICLE II

                                   Directors
                                   ---------

     SECTION 1. The Board of Directors shall have the control and management of the affairs, business and properties of the Corporation. They shall have and exercise in the name of the

Corporation and on behalf of the Corporation, all the rights and privileges legally exercisable by the Corporation, except as otherwise provided by law, by the charter or by these by-laws. A director need not be a stockholder.

     SECTION 2. The number of directors of the Corporation shall be 18; provided, however, that such number may be increased or decreased from time to time by vote of a majority of the entire Board of Directors to a number not exceeding 25 and not less than 3. Directors of the Corporation shall hold office until the next annual meeting of stockholders of the Corporation, or until their successors are elected and qualify.

     SECTION 3. If the office of a director becomes vacant, or if the number of directors is increased, such vacancy may be filled by the Board by a vote of a majority of directors then in office although such majority is less than a quorum. The stockholders may, however, at any time during the terms of such director, elect some other person to fill said vacancy and thereupon the election by the Board shall be superseded and such election by the stockholders shall be deemed a filling of the vacancy and not a removal and may be made at any meeting called for that purpose.

     If the entire Board of Directors becomes vacant, any stockholder may call a special meeting in the same manner that the Chief Executive Officer may call such meeting, and directors of the unexpired term may be elected at such special meeting, in the manner provided for their election at annual meetings.

     SECTION 4. The Board shall meet for the election of officers and any other business as soon as practicable after the adjournment of the annual meeting of the stockholders.

     SECTION 5. Special meetings of the Board may be called by the Chief Executive Officer or by a majority of the directors. At least twenty-four hours notice shall be given of all special meetings; with the consent of the majority of the directors, a shorter notice may be given.

     SECTION 6. A majority of the Board of Directors shall constitute a quorum for the transaction of business, but such number may be decreased and/or increased at any time or from time to time by vote of a majority of the entire Board to any number not less than two directors or not less than one-third of the directors, whichever is greater.


     SECTION 7. Regular or special meetings of the Board may be held within or without the State of Maryland, as the Board may from time to time determine. The time and place of meeting may be fixed by the party making the call.

     SECTION 8. The Board of Directors may adopt such rules and regulations for the conduct of their meetings and the management of the affairs of the Corporation, as they may deem proper and not inconsistent with the laws of the State of Maryland or these By-Laws or the certificate of incorporation.

     SECTION 9. Any action required or permitted to be taken at any meeting of the Board of Directors or of any Committee thereof, may be taken without a meeting, if a written consent to such action is signed by all members of the Board, or of such Committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or Committee.

     SECTION 10. The directors, as such, may receive a stated salary for their services, and/or a fixe a sum and expenses of attendance may be allowed for attendance at each regular or special meeting of the Board of Directors; such stated salary and/or attendance fee shall be determined by resolution of the Board unless the stockholders have adopted a resolution relating thereto, provided that nothing herein contained shall be construed to preclude a director from serving in any other capacity and receiving compensation therefor.


                                  ARTICLE III

                              Executive Committee
                              -------------------


     SECTION 1. The Board of Directors is authorized to appoint from its members an Executive Committee consisting of not less than three directors. The Executive Committee so designated shall possess and exercise in the intervals between meetings of the Board of Directors, any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, except the power to declare dividends, to issue stocks, or to recommend to stockholders any action requiring stockholders' approval. The Board of Directors may from time to time remove members and elect from among its members additional members of this Committee to serve for such periods of time as it shall designate. A majority of the Committee as it may from time to time be constituted, shall constitute a quorum. It shall fix its own rules and shall meet at the call of the Chairman of the Board or any two members of the Committee.

     SECTION 2. Other Committees. The Board of Directors shall have power to appoint such other committees or subcommittees, with such membership and with such duties and powers, to the extent permitted by law, as the Board may prescribe. The Board may from time to time suspend, alter and continue the powers of any such committees.


                                   ARTICLE IV

                                    Officers
                                    --------

     SECTION 1. The officers of the Corporation shall consist of a Chairman of the Board, Chief Executive Officer, President, a Secretary, a Treasurer and whenever deemed advisable by the Board, one or more Vice-Presidents, Assistant Secretaries, Assistant Treasurers and such other officers as shall be elected from time to time by the Board of Directors. All such officers shall be chosen by the Board of Directors, shall have such duties and responsibilities as the Board of Directors may direct and shall hold office only during the pleasure of the Board of Directors or until their successors are chosen and qualified. The Chairman of the Board shall be chosen from among the directors. Any two or more offices except those of President and Vice-President may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity when such instrument is required to be executed, acknowledged or verified by any two or more officers. The Board of Directors may from time to time appoint such other agents and employees, with such powers and duties as they may deem proper.

     SECTION 2. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and shall perform such other duties as the Board of Directors may direct from time to time. The office of the Chairman of the Board may but need not be held by the President.

     SECTION 3. Chief Executive Officer. The Chief Executive Officer shall have general responsibility for the management and direction of the Corporation's business, preside at all meetings of stockholders of the Corporation and perform such other duties as the Board of Directors may direct from time to time. The Chief Executive Officer shall be either the Chairman of the Board or the President.

     SECTION 4. President. The President shall, in the absence of the Chairman of the Board, preside at meetings of the Board of Directors, and shall perform such other duties as the Chief Executive Officer or Board of Directors may direct from time to time. The office of President may but need not be held by the Chairman of the Board.

     SECTION 5. Vice-Presidents. The Vice-Presidents shall perform such duties as the Chief Executive Officer or Board of Directors may direct.

     SECTION 6. Treasurer. The Treasurer shall be the chief financial officer of the Corporation, and shall have general supervision over its finances. He shall perform such other duties as may be assigned to him by the Board of Directors.

     He shall furnish bond, which may be a blanket bond, with such surety and in such penalty for the faithful performance of his duties as the Board of Directors may from time to time require, the cost of such bond to be defrayed by the Corporation.

     SECTION 7. Secretary. The Secretary shall keep the minutes of the meetings of the stockholders and of the Board of Directors, and shall attend to the giving and serving of all notices of the Corporation required by law or these Bylaws. Be shall perform such other duties as may be assigned to him by the Board of Directors.

     SECTION 8. The Assistant Treasurers and Secretaries shall perform such duties as may from time to time be assigned to them by the Board of Directors or the President.

     SECTION 9. The Board of Directors may from time to time in the absence of any one of said officers, or, at any other time, designate any other person or persons, on behalf of the Corporation, to sign any contracts, deeds, notes, or other instruments in the place or stead of any of said officers, and may designate any person to fill any one of said offices, temporarily or for any particular purpose; and any instruments so signed in accordance with a resolution of the Board shall be the valid act of this Corporation as fully as if executed by any regular officer.


                                   ARTICLE V

                                  Resignation
                                  -----------

     Any director or officer may resign his office at any time; such resignation shall be made in writing and shall take effect from the time of its receipt by the Corporation, unless some time be fixed in the resignation, and then from that time The acceptance of a resignation shall not be required to make it effective.


                                   ARTICLE VI

                             Commercial Paper, Etc.
                             ---------------------

     All bills, notes, checks, drafts and commercial paper of all kinds to be executed by the Corporation as maker, acceptor, endorser, or otherwise, and all assignments and transfers of stock, contracts or written obligations of the Corporation, and all negotiable instruments shall be made in the name of the Corporation and shall be signed by such person or persons as the Board of Directors may from time to time designate.


                                  ARTICLE VII

                                  Fiscal Year
                                  -----------

     The fiscal year of the Corporation shall cover such period of twelve months as the Board of Directors may determine.


                                  ARTICLE VIII

                                      Seal
                                      ----

     The seal of the Corporation shall be a disc inscribed with the name of the Corporation, the year, and the State in which it is incorporated.


                                   ARTICLE IX

                    Issue, Transfer and Redemption of Stock
                    ---------------------------------------


     SECTION 1. All certificates of stock shall be signed by the Chief Executive Officer or the President or any Vice-President, and by the Treasurer or Assistant Treasurer or Secretary or Assistant Secretary, and sealed with the seal of the Corporation. The signatures may be either manual or facsimile, and the seal may be either facsimile or any other form of seal. In case any officer who has signed any certificate ceases to be an officer of the Corporation before the certificate is issued, the certificate may nevertheless be issued by the Corporation with the same effect as if the officer had not ceased to be such officer as of the date of its issue.

     SECTION 2. No transfers of stock shall be recognized or binding upon the Corporation until recorded on the books of the Corporation upon surrender and cancellation of certificates for a like number of shares.

     SECTION 3. The Board of Directors shall have power and authority to determine the form of stock certificates (except insofar as prescribed by law), and to make all such rules and regulations, as they may deem expedient concerning the issue, transfer and registration of said certificates, and to appoint one or more transfer agents and/or registrars to countersign and register the same.

     SECTION 4. The Board of Directors may fix a time not exceeding 20 days preceding the date of any meeting of stockholders, any dividend payment date or any date for the allotment of rights, during which the books of the Corporation shall be closed against transfers of stock, or the Board of Directors may fix a date not exceeding 90 days preceding the date of any meeting of Stockholders, any dividend payment date or any date for the allotment of rights, as a record date for the determination of the stockholders entitled to notice of, and to vote at, such meeting, or entitled to receive such dividends or rights, as the case may be, and only stockholders of record on such date shall be entitled to notice of, and to vote at, such meeting or to receive such dividends or rights, as the case may be.

     SECTION 5. In case any certificate of stock is lost, mutilated, or destroyed, the Board of Directors may issue a new certificate in place thereof, upon indemnity to the Corporation against loss and upon such other terms and conditions as the Board of Directors may deem advisable.


                                   ARTICLE X

                                     Notice
                                     ------

     SECTION 1. Whenever by law or these By-Laws, notice is required to be given to any stockholder, such notice may be given to each stockholder by leaving the same with his or at his residence or usual place of business, or by mailing it, postage prepaid, and addressed to him at his address as it appears on the books of the Corporation; such leaving or mailing of notice shall be deemed the time of giving such notice.

     SECTION 2. Whenever by law or these By-Laws notice is required to be given to any Director or officer, such notice may be given in any one of the following ways: by personal notice to such director or officer, by telephone communication with such director or officer personally, by wire, addressed to such director or officer at his then address or at his address as it appears on the books of the Corporation, or by depositing the same in writing in the post office or in a letter box in a postpaid, sealed wrapper addressed to such director or officer at his then address or at his address as it appears on the books of the Corporation; and the time when such notice shall be mailed or consigned to a telegraph company for delivery shall be deemed to be the time of the giving of such notice.

     SECTION 3. Notice to any stockholder or director of the time, place and/or purpose of any meeting of stockholders or directors required by these By-Laws may be dispensed with if such Stockholder shall either attend in person or by proxy, or if such director shall attend in person, or if such absent stockholder or director, shall, in writing filed with the records of the meeting either before or after the holding thereof, waive such notice.

                                   ARTICLE XI

                     Voting of Stock in Other Corporations
                     -------------------------------------

     Any stock in other corporations, which may from time to time be held by the Corporation, may be represented and voted at any meeting of stockholders of such other corporations by the Chief Executive Officer, the President or a Vice-President or by proxy or proxies appointed by the Chief Executive Officer, the President or a Vice-President; or otherwise pursuant to authorization given by a resolution of the Board of Directors adopted by a vote of a majority of the directors.


                                  ARTICLE XII

                                   Amendments
                                   ----------

     Except as otherwise provided by law or by the charter, these By-Laws may be altered, amended, or added to by the Board of Directors at any regular meeting of the Board of Directors, or at any special meeting thereof called for the purpose, provided, in each instance, ten days written notice of the proposed alteration, amendment, or addition is given.


                                  ARTICLE XIII

                                Indemnification
                                ---------------

     The Corporation shall provide indemnification as follows:

     (a) Persons who are or were directors or officers of the Corporation shall be indemnified by the Corporation to the fullest extent permitted by the general laws of the State of Maryland, as now or hereafter in force, including the advance of expenses under the procedures provided by such laws, in respect to matters arising out of service in their capacities as direc-tors or officers of the Corporation or arising out of service at the request of the Corporation in any capacity (including, but not limited to, as directors, officers, partners, trustees, agents or employees) of any other organization (including, but not limited to a direct or indirect subsidiary or affiliate of the Corporation, another foreign or domestic corporation, part-nership, joint venture, trust, other enterprise or employee benefit plan).

     (b) In the sole discretion of the Corporation, persons who are or were employees or agents of the Corporation may be indemnified by the Corporation to any extent permitted by the general laws of the State of Maryland, as now or hereafter in force, including the advance of expenses, in respect to matters arising out of service in their capacities as employees or agents of the Corporation or arising out of service at the request of the Corporation in any capacity (including, but not limited to, as directors, officers, partners, trustees, agents or employees) of any other organization (including, but not limited to, a direct or indirect subsidiary or affiliate of the Corporation, another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan).

     (c) With respect to persons who are or were directors or officers of the Corporation, to the extent that any deter-mination is required under applicable law as to whether such person is entitled to indemnification under paragraph (a) above, including the advance of expenses, such determination shall be made by independent legal counsel retained by the Corporation and appointed by either the Board of Directors or the Chief Executive Officer. Any determination by such independent legal counsel to deny indemnification, including the advance of expenses, shall be subject at the request of the person who is denied indemnifica-tion, including the advance of expenses, to de novo review to the fullest extent obtainable in any court that is appropriate under the general of laws of the State of Maryland or other applicable statutory or decisional law, as now or hereafter in force.

     (d) With respect to persons who are or were employees or agents of the Corporation, any determination by the Corpora-tion under paragraph (b) above shall be made by:

         (i) the Board of Directors or any committee designated by the Board of Directors;

         (ii) the Chief Executive Officer; or

         (iii) at the request of the Board of Directors, any committee designated by the Board of Directors or the Chief Executive Officer, by independent legal counsel retained by the Corporation and appointed by the Board of Directors, any committee designated by the Board of Directors or the Chief Executive Officer.

     The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation in any capacity (including, but not limited to, as a director, officer, partner, trustee, employee or agent) of any other organization (including, but not limited to, a direct or indirect subsidiary or affiliate of the Corporation, another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan) against any liability asserted against or incurred by such person in any such capacity or arising out of such person's position, whether or not the Corporation would have the power to indemnify such person under the general laws of the State of Maryland or other applicable statutory or decisional law, as now or hereafter in force. The Corporation may provide similar protection, including a trust fund, letter of credit or surety bond, not inconsistent with the general laws of the State of Maryland or other applicable statutory or decisional law, as now or hereafter in force.

     No amendment of the Bylaws of the Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors, officers, employees or agents of the Corporation under this Article XIII with respect to any act or omission that occurred prior to such amendment or repeal.